Exhibit 99.1

China Security & Surveillance Technology Reports

Second Quarter 2009 Financial Results

– 2Q09 Revenue Increases 53.0% YoY to $141.92 Million –
– 2Q09 Adjusted Net Income Increases 11.7% YoY to $19.59 Million –
– 2Q09 Cash Balance Increases Sequentially by $17.00 Million to $89.47 Million –
–Reaffirms FY09 Revenue, Adjusted Net Income, and Adjusted Diluted EPS Forecast –

SHENZHEN, China, July 28, 2009 – China Security & Surveillance Technology, Inc. ("China Security", "CSST" or the "Company") (NYSE: CSR; Nasdaq Dubai: CSR), a leading provider of digital surveillance technology in the PRC, today reported its financial results for the second quarter ending June 30, 2009.

Second Quarter 2009

Second quarter 2009 revenue increased 53.0% to $141.92 million, from $92.74 million in second quarter of 2008, driven by continued strong demand for CSST's products and services in both the government and private sectors. Organic revenue was approximately $127.32 million, or 89.7% of total revenue, while revenue from acquired companies was approximately $14.60 million, or 10.3% of total revenue. As a result, organic revenue grew 85.8% from $68.52 million (or 73.9% of total revenue) in the same period of 2008.

In the second quarter, gross profits increased $0.56 million, or 1.8%, to $31.02 million, compared to $30.46 million for the same period last year. Second quarter gross margin of 21.9% declined from 26.0% in the first quarter of 2009, and from 32.8% in the prior year's second quarter. Price levels in the corporate sector remained lower than the prior year's levels, and gross margins of smaller scale projects declined due to the Company’s continued efforts in growing market share and expanding customer base. Income from operations of $12.57 million in second quarter 2009 decreased $1.68 million, or 11.8%, from $14.25 million in second quarter of 2008. Accordingly, operating margins decreased to 8.9%, versus 15.4% for the same period in 2008, primarily due to lower gross margin and higher general and administrative expenses and non-cash employee compensation.

GAAP net income of $6.50 million decreased $1.24 million, or 16.0%, from $7.74 million for the same period in 2008. As a percentage of revenues, GAAP net income decreased to 4.6%, from 8.3% for the same period in 2008. Consequently, earnings per diluted share was $0.13 in second quarter 2009, as compared to $0.17 in second quarter of 2008. GAAP results included: (1) approximately $5.58 million, or $0.11 per diluted share, of non-cash expense related to the redemption accretion on convertible notes; (2) approximately $3.15 million, or $0.06 per diluted share, of non-cash expense related to depreciation and amortization of long-lived assets due to our acquisition of subsidiaries, and (3) approximately $4.36 million, or $0.09 per diluted share, of non-cash expense related to employee stock compensation recognized pursuant to SFAS 123 (R).

Excluding non-cash expenses (see “About Non-GAAP Financial Measures” toward the end of this release), adjusted net income grew 11.7% to $19.59 million, versus $17.54 million in the second quarter of 2008. Adjusted earnings per diluted share was $0.39, versus $0.39 per diluted share in the second quarter of 2008.

Diluted shares count increased 11.4% to 50.0 million, from 44.9 million in the second quarter of 2008.

The Company's cash position at the end of the second quarter was $89.47 million, up from $72.47 million at the end of first quarter 2009. Working capital increased sequentially to $258.92 million, versus $241.90 million, and total debt was $205.88 million, up from $174.59 million at the end of first quarter 2009.

Mr. Guo Shen Tu, Chief Executive Officer of China Security, commented, “We are pleased that our revenue in the second quarter of 2009 exceeded expectations, as we experienced strong demand for our comprehensive portfolio of products and services. We remain focused on expanding our market leadership in China through greater integration of our corporate strengths and assets, and we are delighted with our rapid organic growth, which once again demonstrated that our market share continue to expand. Though our corporate customers continue to insist more discounted pricing for small projects, we continue to see a growing pipeline of large projects from our core corporate and government customers. Based on our strong second quarter top line performance and accelerating bidding activities, we anticipate we can meet or exceed our revenue forecast for 2009, and despite lower gross margins, we remain comfortable with our profit forecast for the year.”

Financial Outlook

For the full year 2009, the Company reaffirms its revenue projection of $600 to $630 million. The Company also reaffirms adjusted net income of $108-$113 million and adjusted diluted earnings per share of $2.16 -$2.26. The company estimates that non-cash redemption accretion on convertible notes, non-cash employee compensation expense, and depreciation and amortization will be approximately $22.7 million, $18.2 million, and $13.2 million, respectively. The adjusted net income and adjusted earnings per share projections provided above are non-GAAP financial measures and can be reconciled to similar GAAP projections by adding back the estimated non-cash redemption accretion, non-cash employee compensation expense, and depreciation and amortization (see “About Non-GAAP Financial Measures” toward the end of this release).

Mr. Tu concluded, “For the remainder of 2009, we remain steadfast on expanding our market leadership and achieving greater internal efficiencies. We will continue to capture new business opportunities driven by robust demand for our integrated security solutions in China and abroad, and at the same time proactively manage our cost structure. We will also continue to expand our scope along our natural evolutionary path, as our recent strategic acquisitions further augment our recurring revenue base. Supported by our unparalleled leadership position in China and our integrated strengths built over the years, we believe CSST can achieve sustained growth and build greater long-term value for our supportive shareholders.”

Explanation of Redemption Accretion

The Company raised $60.00 million and $50.00 million through two guaranteed senior unsecured convertible note financings with Citadel Equity Fund Ltd. in February 2007 and April 2007, respectively. These notes bear interest at a rate of 1% per annum and are due in 2012. Under the indentures, if the notes are not converted before their respective maturities, the notes are to be redeemed by the Company on the maturity date at a redemption price equal to 100% of the principal amount of the notes then outstanding plus an additional amount of 15% per annum, calculated on a quarterly compounded basis, plus any accrued and unpaid interest.

As of June 30, 2009, the Company accrued $44.30 million as a redemption amount payable under the notes, $5.58 million of which was included in interest expense in the second quarter of 2009. Unlike the annual interest rate of 1% that the Company is actually paying out to the note holders under the notes on a semi-annual basis, the Company would only pay the accrued redemption amount under the notes if the notes are not converted into the Company's common stock before their respective maturity dates and are redeemed in accordance with their terms. Nevertheless, the Company believes that it must accrue the entire redemption amount under U.S. generally accepted accounting principles.

Conference Call

The Company will hold a conference call to discuss the financial results at 8:00 a.m. ET on July 28, 2009. The Company invites you to join the call by dialing 1-913-312-0976. A live webcast of the conference call will be available at http://www.csst.com. A replay of the call will be available from July 28, 2009 to August 04, 2009. Listeners may access the replay by dialing 1-719-457-0820, passcode: 8935446.

About China Security & Surveillance Technology, Inc.

Based in Shenzhen, China, China Security manufactures, distributes, installs and services surveillance and security products and systems as well as develops surveillance and security related software in China. Its customers are mainly comprised of commercial and government entities and non-profit organizations. China Security has built a diversified customer base through its extensive sales and service network that includes over 150 branch offices and distribution points throughout China. To learn more about the Company visit http://www.csst.com .

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude the accrual for the redemption amount payable under certain outstanding convertible notes issued by the Company and certain other non-cash expenses. China Security believes that these non-GAAP financial measures are useful to investors because they exclude non-cash expenses that China Security's management excludes when it internally evaluates the performance of China Security's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Security. Accordingly, management excludes the expense arising from the accrual of redemption amounts payable under its outstanding convertible notes and certain other non-cash expenses when making operational decisions. China Security believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand China Security's financial performance in comparison to historical periods. In addition, it allows investors to evaluate China Security's performance using the same methodology and information as that used by China Security's management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, China Security's management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Adjusted Net Income (Unaudited)
All amounts, other than for share and per share amounts,
in millions of U.S. dollars

	For the Three Months
	Ended June 30,
	2009	2008
GAAP Net Income attribute to the company	$6.50	$7.74
Addition:
Depreciation and amortization	3.15	2.33
Non-cash employee compensation	4.36	3.11
Redemption accretion on convertible notes	5.58	4.36
Non-GAAP Net Income	$19.59	$17.54

GAAP DILUTED EPS	0.13	0.17
Addition:
Depreciation and amortization	0.06	0.05
Non-cash employee compensation	0.09	0.07
Redemption accretion on convertible notes	0.11	0.10

Adjusted EPS	0.39	0.39
Share used in computing net income per share (diluted)	50.0 million	44.9 million

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
All amounts, other than for share and per share amounts,
in millions of U.S. dollars

	For the Three Months
	Ended June 30,
	2009	2008
GAAP Net Income attribute to the company	$6.50	$7.74
Addition:
Depreciation and amortization	3.15	2.33
Non-cash employee compensation	4.36	3.11
Redemption accretion on convertible notes	5.58	4.36
Non-GAAP Net Income	$19.59	$17.54

GAAP BASIC EPS	0.14	0.18
Addition:
Depreciation and amortization	0.07	0.05
Non-cash employee compensation	0.10	0.07
Redemption accretion on convertible notes	0.12	0.10
Adjusted EPS	0.43	0.40
Share used in computing net income per share (Basic)	45.6 million	43.6 million

Safe Harbor Statement

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our future operating results, our expectations regarding the market for surveillance and security products, our expectations regarding the continued growth of the surveillance and security market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the ''Risk Factors'' section of our Annual Report on Form 10-K for the year ended December 31, 2008, and other risks mentioned in our other reports filed with the Securities Exchange Commission, or SEC. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. The words ''believe,'' ''expect,'' ''anticipate,'' ''project,'' ''targets,'' ''optimistic,'' ''intend,'' ''aim,'' ''will'' or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward- looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:
Company Contact:
Terence Yap
Tel: +86-755-8351-5634
Email: terence.yap@csst.com

Investor Contact:
ICR:
Michael Tieu
Tel: +86-10-6599-7960
Email: michael.tieu@icrinc.com

Bill Zima
Tel: +1-203-682-8200
Email: bill.zima@icrinc.com

Media Contact:
Patrick Yu
Fleishman-Hillard Hong Kong
Tel: +852-2530-2577
Email: patrick.yu@fleishman.com

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 (UNAUDITED) AND DECEMBER 31, 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$89,469	$47,779
Accounts receivable, net	179,153	148,205
Inventories, net	120,476	117,042
Prepayments and deposits	6,613	7,280
Advances to suppliers	36,842	17,120
Other receivables	10,258	14,065
Deferred tax assets – current portion	––	32
Total current assets	442,811	351,523

Deposits for acquisition of subsidiaries, intangible assets and properties	6,240	7,855
Property, plant and equipment, net	75,863	74,523
Land use rights, net	7,766	7,675
Intangible assets	57,695	56,913
Contingently returnable acquisition consideration	1,176	1,176
Goodwill	75,529	73,216
Deferred financing cost	1,013	1,082
Deferred tax assets – non–current portion	240	253
TOTAL ASSETS	$668,333	$574,216

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable – short term	$42,450	$10,242
Obligation under product financing arrangements – short term	2,753	2,469
Accounts and bills payable	48,902	50,756
Accrued expenses	13,487	10,263
Advances from customers	60,171	28,621
Taxes payable	3,230	4,115
Payable for acquisition of business, properties and land use rights	11,884	11,915
Deferred income	1,016	1,207
Total current liabilities	183,893	119,588

LONG – TERM LIABILITIES
Notes payable – long term	2,854	2,853
Obligation under product financing arrangements – long term	3,530	4,214
Convertible notes payable	154,294	143,342
Total liabilities	344,571	269,997
EQUITY
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.0001 par value; 290,000,000 shares authorized, 50,517,323 (June 30, 2009) and 49,142,592 (December 31, 2008) shares issued and outstanding	5	5
Additional paid–in capital	175,957	164,806
Retained earnings	117,919	109,405
Statutory reserves	804	804
Accumulated other comprehensive income	29,059	29,167
Total shareholders' equity of the Company	323,744	304,187
Noncontrolling interest	18	32
Total equity	323,762	304,219
TOTAL LIABILITIES AND EQUITY	$668,333	$574,216

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$141,915	$92,740	$238,331	$164,517
Cost of goods sold (including depreciation and amortization for the three and six months ended June 30, 2009 and 2008 of $238, $479, $203 and $286, respectively)	110,899	62,284	182,289	111,805

Gross profit	31,016	30,456	56,042	52,712
Selling and marketing	3,034	2,991	5,748	5,133
General and administrative (including non–cash employee compensation for the three and six months ended June 30, 2009 and 2008 of $4,358, $8,576, $3,108 and $6,066 respectively)	12,500	11,084	24,007	18,246
Depreciation and amortization	2,910	2,130	5,732	3,947

Income from operations	12,572	14,251	20,555	25,386
Interest income	57	51	86	106
Interest expense	(6,580)	(4,786)	(12,617)	(9,649)
Other income, net	1,000	367	1,229	687
Income before income taxes	7,049	9,883	9,253	16,530
Income taxes	(551)	(2,153)	(753)	(4,329)

Net income	6,498	7,730	8,500	12,201
Add: Net loss attributable to the noncontrolling interest	3	6	14	31

Net income attributable to the Company	6,501	7,736	8,514	12,232
Foreign currency translation (loss) gain	(162)	6,926	(108)	15,430

Comprehensive income attributable to the Company	6,339	14,662	8,406	27,662
Comprehensive loss attributable to the noncontrolling interest	(3)	(6)	(14)	(31)

COMPREHENSIVE INCOME	$6,336	$14,656	$8,392	$27,631

NET INCOME PER SHARE ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS
BASIC	$0.14	$0.18	$0.19	$0.28
DILUTED	$0.13	$0.17	$0.17	$0.28
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	45,455,273	43,600,020	45,410,950	43,169,108
DILUTED	50,021,505	44,927,620	49,693,523	43,853,283

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008
Expressed in thousands of U.S. dollars
(Except for share and per share amounts)

	Six Months Ended June 30,
	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,500	$12,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,211	4,233
Provision for doubtful accounts	1,396	125
Amortization of consultancy services	11	67
Amortization of deferred financing cost	221	18
Non–cash employee compensation	8,576	6,066
Redemption accretion on convertible notes	10,952	8,726
Deferred taxes	45	40
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(30,919)	(25,839)
Related party receivables	––	371
Inventories	(2,733)	11,692
Prepayments and deposits	910	(24)
Advances to suppliers	(19,685)	(4,826)
Other receivables	4,104	(1,207)
(Decrease) increase in:
Accounts and bills payable and accrued expenses	(91)	4,232
Advances from customers	31,526	(3,007)
Taxes payable	(1,077)	(1,896)
Deferred income	(192)	91
Net cash provided by operating activities	17,755	11,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(2,698)	(5,344)
Additions to intangible assets	(1,402)	(1,087)
Deposits paid for acquisition of subsidiaries	(250)	(3,878)
Deposits refunded for acquisition of subsidiaries	––	11,898
Payments for business acquisitions	(3,356)	––
Deposits paid for acquisition of properties and intangible assets	––	(4,424)
Net cash inflow (outflow) for acquisition of subsidiaries	273	(8,927)
Proceeds from disposal of land use rights and properties	––	3,379
Net cash used in investing activities	(7,433)	(8,383)
CASH FLOWS FROM FINANCING ACTIVITIES:
Warrants exercised	––	277
New borrowings, net of issuance cost	40,978	4,274
Repayment of borrowings	(8,774)	(13,855)
New borrowings from obligation under product financing arrangements, net of issuance cost	891	––
Repayment of obligation under product financing arrangements	(1,443)	––
Net cash provided by (used in) financing activities	31,652	(9,304)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	41,974	(6,624)
Effect of exchange rate changes on cash and cash equivalents	(284)	6,148
Cash and cash equivalents, beginning of period	47,779	89,071
CASH AND CASH EQUIVALENTS, END OF PERIOD	$89,469	$88,595